FOR IMMEDIATE RELEASE
For more information, call:
Kathleen Lang
Marketing Communications
856-206-4725

klang@medquist.com

MedQuist Announces Corporate Restructure and Reduction in Workforce

Mount Laurel, NJ, December 5, 2007 – MedQuist Inc. (Pink Sheets: MEDQ.PK) today announced a corporate restructuring aimed at realigning expenses with current operational needs. The reorganization has resulted in a reduction of approximately 10 percent of its non-medical transcriptionist workforce, estimated to reduce operating expenses in 2008 by between $10 million and $11 million.

“This is an important step in our corporate rebuilding process to improve our operating margins and profitability,” said MedQuist President and CEO Howard S. Hoffmann. “To remain a leader in our industry, we will continue to bring award-winning products to market, streamline processes, and look for new and innovative ways to service our customers.”

Hoffmann added the reduction did not affect MedQuist’s medical transcriptionist population, which at approximately 6,000, is the largest domestic medical transcriptionist workforce in the world.

About MedQuist

MedQuist is a leading provider of clinical documentation workflow solutions in support of the electronic health record. MedQuist provides electronic medical transcription, and health information and document management products and services, including digital dictation, speech recognition, Web-based transcription, electronic signature, medical coding, mobile dictation devices, and outsourcing services. For more information, please visit www.medquist.com.

Disclosure Regarding Forward-Looking Statements:

Some of the statements in this press release constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are not historical facts but rather are based on the Company’s current expectations, estimates and projections regarding the Company’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. The forward-looking statements contained in this press release include, without limitation, statements about the operating expense reductions associated with the Company’s restructuring plan. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict, including, without limitation, the risk that operating expenses are not reduced in accordance with the Company’s expectations as a result of the implementation of the restructuring plan. For a discussion of these risks, uncertainties and assumptions, any of which could cause our actual results to differ from those contained in the forward-looking statement, see the section of MedQuist Annual Report on Form 10-K for the year ended December 31, 2006, entitled “Risk Factors” and discussions of potential risks and uncertainties in MedQuist’s subsequent filings with the SEC.

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